News From

Buena, NJ 08310

Release Date: November 14, 2006	Exhibit 99.1

Contact:	Frank Gerardi
Chairman & Chief Executive Officer
IGI, Inc.
856-697-1441 ext. 102
www.askigi.com

IGI, INC. ANNOUNCES HIGHLIGHTS & RESULTS FOR THIRD QUARTER 2006

BUENA, NJ November 14, 2006 - IGI, INC. (AMEX: IG) a manufacturer of cosmetics, skin care, and consumer products utilizing Novasome® lipid vesicle encapsulation and other technologies today announces highlights and earnings for the third quarter of 2006.

Highlights

*	Signed a product development agreement for Complexions by Dr. Watts and received a $70,000 payment toward the agreement, which is $140,000 in total
*	Signed a supply and license agreement with Dermworx
*	Began developing and manufacturing skin care products containing special nutrient-based antioxidants combined with IGI's proprietary topical delivery technologies for SuperFoods Partners, LLC
*	Accepted orders from, Your Total Image, a new customer to the Company, for which it began manufacturing in 4th quarter 2006
*	Retained Landmark Financial Corporation to act as its financial advisor to assist the Company in exploring strategic alternatives to realize the Company's potential

Conference call

Our third quarter Conference Call/ Webcast scheduled for tomorrow has been rescheduled for December 15th to discuss continuing business plans.

Nine months ended September 30, 2006 Financial Results

Total revenues for the nine months ended September 30, 2006 were $2,056,000 compared to $2,329,000 for the nine months ended September 30, 2005. The decrease in product sales of $273,000, or 12%, relates to no product sales being recorded for Estee Lauder in the nine months ended September 30, 2006 compared to $457,000 being recorded in the nine months ended September 30, 2005 offset by higher product sales in the nine months ended September 30, 2006 to Vetoquinol USA of $200,000. The Company has R&D revenues of $164,000 which related to fees paid to the Company by Genesis Pharmaceutical for product development services in connection with their new product line to be launched in 2007 as well as $1,000 of R&D revenue from Complexions, a new customer for the Company. The decrease in royalty revenue of $175,000 was related to a decline in royalties from J&J of $117,000 and Genesis Pharmaceutical of $78,000 in 2006 offset slightly by an increase of $25,000 from Estee Lauder.

Cost of sales was $1,092,000 for the nine months ended September 30, 2006 compared to $1,143,000 for the nine months ended September 30, 2005. As a percentage of product sales, cost of sales was 78% for the nine months ended September 30, 2006 and 69% for the nine months ended September 30, 2005. The slight increase in cost of sales as a percentage of product sales relates to the higher overhead and lower absorption of costs in 2006.

Selling, general and administrative costs were $1,324,000 for the nine months ended September 30, 2006 compared to $1,016,000 for the nine months ended September 30, 2005. As a percentage of total

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revenues, selling, general and administrative expenses were 64% of revenues for the nine months ended September 30, 2006 compared to 44% for the nine months ended September 30, 2005. The increase in expenses was a result of a higher cost of shareholder reports in 2006 of $30,000, higher sales & marketing expenses of $130,000 relating to our new product line, Miaj™, higher salary expense in the finance department as a result of an additional support person being added in July of 2005 which amounted to $25,000, a reallocation of the business insurance expense to the finance department of $21,000 and higher professional fees of $63,000 plus other small increases in miscellaneous expenses.

Litigation settlement costs of $100,000 in 2005 were related to a lawsuit between the Company and Ted's Taxidermy (among others), in which the Company paid a $70,000 settlement to Ted's Taxidermy and a $30,000 settlement to Brunozzi Transfer Company to indemnify them for fines related to the Company 's hazardous waste removal DEP case.

Interest expense of $99,000, net of interest income, for the nine months ended September 30, 2006 was related to the short term notes payable to Univest Management EPSP, controlled by Frank Gerardi, CEO and President of IGI.

The Company incurred net losses of $(1,273,000) from continuing operations and $(58,000) from discontinued operations for the nine months ended September 30, 2006 compared to a net loss of $(717,000) from continuing operations and $(272,000) from discontinued operations for the nine months ended September 30, 2005. The increase in net loss related to the decrease in revenues and higher selling, general and administration costs for the nine months ended September 30, 2006. The decrease in loss from discontinued operations was a result of operations ceasing as of July 10, 2006 for the Metal Plating division of the Company.

The Company's principal sources of liquidity are cash and cash equivalents of approximately $21,000 at September 30, 2006 and cash from operations. The Company sustained net losses of $1,331,000 for the nine months ended September 30, 2006 and had a working capital deficiency of $777,000 at September 30, 2006. The accompanying consolidated financial statements have been prepared on the going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company's recurring operating losses and working capital deficiency raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this going concern uncertainty.

IGI is a company committed to growth by applying proprietary technologies to achieve cost-effective solutions for varied customer needs. IGI offers the patented Novasome® lipid vesicle encapsulation technology which contributes value-added qualities to cosmetics, skin care products, dermatological formulations and other consumer products, providing improved dermal absorption, low potential for irritations, controlled and sustained release as well as improved stability. IGI has licensed Novasome® lipid vesicle encapsulation technology to leading global dermatological and skin care companies including Johnson & Johnson Consumer Products, Inc., Estee Lauder Companies, Chattem Inc., Genesis Pharmaceutical, Inc., Apollo Pharmaceutical, Inc. and Vetoquinol USA. IGI sub-licensed the rights to obtain FDA approval for and market IGI's PTH (1-34) compound using Novasome® lipid vesicle encapsulation technology for psoriasis, which is being reformulated for Phase II clinical trials, to Manhattan Pharmaceuticals, Inc. IGI is also exploring the licensing of the topical PTH (7-34) compound for the prevention/treatment of chemotherapy induced-alopecia in patients undergoing chemotherapy. IGI markets its own line of proprietary products that diminish the visual affects of aging. These products can be found at www.miaj.com.

This report contains forward-looking statements relating to IGI's hopes and expectations for the future. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "will," "possible," "one time," "provides an opportunity," "continue" and similar expressions are intended to identify forward-looking statements. Such statements involve a number of risks and uncertainties and actual future events and results could differ materially from those indicated by such forward-looking statements due to general economic conditions, and the risk factors detailed in IGI's periodic reports and registration statements filed with the Securities and Exchange Commission.

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IGI, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share information)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,

	2006	2005	2006	2005

Revenues:
Product sales, net	$537	$560	$1,393	$1,655
R&D Revenues	1	-	164	-
Licensing and royalty income	120	172	499	674

Total revenues	658	732	2,056	2,329

Cost and expenses:
Cost of sales	401	509	1,092	1,143
Selling, general and administrative expenses	447	381	1,324	1,016
Litigation settlement costs	-	100	-	100
Product development and research expenses	253	230	814	730

Operating loss from continuing operations	(443)	(488)	(1,174)	(660)
Interest (expense) income, net	(29)	3	(99)	8
Income (loss) on sale of investment securities	-	5	-	(72)
Other (loss) income, net	-	(31)	-	1

Loss from continuing operations before provision for income taxes	(472)	(511)	(1,273)	(723)
Benefit for income taxes	-	-	-	6

Loss from continuing operations	(472)	(511)	(1,273)	(717)
Discontinued operations:
Loss from operations of discontinued component	(38)	(104)	(58)	(272)

Net loss	$(510)	$(615)	$(1,331)	$ (989)

Basic and Diluted (Loss) per Share
Continuing operations Discontinued operations	$ (.04) -	$ (.04) (.01)	$ (.10) -	$ (.06) (.02)

	$ (.04)	$ (.05)	$ (.10)	$ (.08)

Weighted Average of Common Stock and Common Stock Equivalents Outstanding
Basic and diluted	12,888,186	12,113,256	12,767,341	11,886,263

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IGI, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share information)

	September 30, 2006	December 31, 2005*

	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$ 21	$365
Restricted cash	50	50
Accounts receivable, less allowance for doubtful accounts of $7 in 2006 and $30 in 2005	385	268
Licensing and royalty income receivable	105	147
Inventories	463	261
Prepaid expenses and other current assets	81	83
Assets of discontinued operations held for sale	350	-

Total current assets	1,455	1,174
Property, plant and equipment, net	2,317	2,909
License fee, net	925	1,000
Other assets	79	52

Total assets	$ 4,776	$ 5,135

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 614	$ 350
Accrued expenses	208	220
Note payable - related party	1,120	1,015
Deferred income - current	201	90
Liabilities of discontinued operations	89	-

Total current liabilities	2,232	1,675
Deferred income, long term	58	102

Total liabilities	2,290	1,777

Stockholders' equity:
Common stock $.01 par value, 50,000,000 shares authorized; 15,029,850 and 14,484,519 shares issued in 2006 and 2005 respectively	151	145
Additional paid-in capital	25,526	25,073
Accumulated deficit	(21,796)	(20,465)
Less treasury stock, 1,965,740 shares at cost	(1,395)	(1,395)

Total stockholders' equity	2,486	3,358

Total liabilities and stockholders' equity	$ 4,776	$ 5,135

* Derived from the audited December 31, 2005 consolidated financial statements

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